Exhibit 99.1

Medical Staffing Network Holdings to Discuss Third Quarter Earnings on
                           November 2, 2006


    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 19, 2006--Medical Staffing Network Holdings, Inc. (NYSE: MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, today announced that it will report its earnings for the third quarter ended September 24, 2006, after the market closes on Wednesday, November 1, 2006. The Company's management will host a conference call and webcast to discuss the earnings release at 1:00 p.m., Eastern time, on Thursday, November 2, 2006.

    To listen to the call, participants should dial 1-800-733-8517 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21302145. A replay will be available from 3:00 p.m. Eastern time on Thursday, November 2, through 6:00 p.m. on Friday, November 3, 2006. The conference call will also be available through the Company's Web site at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, 561-322-1303
             Vice President, Finance